Exhibit 10.3

                      Split Dollar Life Insurance Agreement
                                     Between
                        First National Bank of Litchfield
                                       and
                                  Jerome Whalen

                            (as of September 1, 1994)


     THIS AGREEMENT, hereby made this 30th day of March, 1995, by and between First National Bank of Litchfield (herein referred to as "Bank") and Jerome
Whalen (herein referred to as "Employee"), this Agreement to be effective September 1, 1994.


                               W I T N E S S E T H


     Whereas, Employee is employed by Bank as President of Bank; and

     Whereas, Bank wishes to provide a benefit to Employee through assistance in the payment by Employee of premiums for life insurance to be maintained on Employee's life; and

     Whereas, Bank has determined that such assistance is best provided through a split-dollar life insurance arrangement; and

     Whereas, Employee has applied for, and is the owner of, the insurance policy or policies listed in the attached schedule hereto (herein referred to the "Policy"); and

     Whereas, Bank has furnished with an illustration of Bank cost recovery entitled Cost Recovery Compensation Plan F.D.I.C. Worksheet (A.P.B. 21) The First National Bank of Litchfield dated January 3, 1995, (herein referred to as the "Illustration") which illustration shall be attach hereto as Exhibit I, and shall form a part of this agreement by reference; and

     Whereas, Bank and Employee desire to enter this agreement (herein referred to as the "Agreement") with respect to certain aspects of the Employee owned Policy; and

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




     Whereas, Bank and Employee agree to subject the Policy to the terms and conditions of the Agreement; and

     Whereas, the Employee has assigned certain of his interest in the Policy to Bank as collateral for certain amounts which he owes Bank under the Agreement, which assignment is by an instrument of assignment filed with the Insurer (hereinafter referred to as the "Assignment");

     Now Therefore, in consideration of the promises and of the mutual covenants herein contained, the Parties hereto hereby agree as follows;

     Section 1:

     The Policy shall be subject to the terms and conditions of the Agreement and of the related Assignment filed with the Insurer in respect of the Policy. Employee shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein, and pursuant to the Assignment.

     Section 2:

     (a) Bank shall pay an annual premium for the Policy, in the annual amount $24,750, during Employee's employment with Bank provided, however, that if Employee elects to continue his employment with Bank beyond attainment of age 65, any further premium payments to Insurer shall be the sole and exclusive obligation of Employee.

     (b) The value of the premium payments paid with respect to the Policy shall be allocated annually between Bank and Employee, subject to which Employee's allocable share (term insurance allocation and illustrated in column 6 of the Illustration) shall be paid by Bank as agent for Employee, and shall be charged to Employee as cash compensation and for all purposes (including the Assignment) shall be deemed cash compensation rather than Bank paid premium.

     Section 3:

     The parties hereto shall take any reasonable action to cause the Assignment to conform to the provisions of the Agreement, which Assignment shall not be terminated, altered or amended without the express written consent of Bank.

     Section 4:

     (a) Except as otherwise herein provided, Employee shall not sell, assign, transfer, surrender, pledge, encumber or cancel the Policy without the express written consent of Bank.


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


     (b) Employee shall have the right to change the beneficiary or beneficiaries of the Policy, and to borrow only with regard to the cash value and death benefit which is in excess of the collaterally assigned interest of Bank as described in Section 5 and 8 hereof. Employee agrees to promptly pay all interest on Employee borrowings necessary to maintain that portion of the Policy's cash value collaterally assigned to Bank, as described in column (3) of the Illustration.

     (c) Bank shall not borrow against the Policy without the express written consent of Employee.

     (d) Upon Employee's termination of employment with Bank, Employee shall have the right to take any action with regard to the cash value of the Policy which is in excess of the collaterally assigned interest of Bank illustrated as column 3 on the attached illustration.

     Section 5:

     (a) Upon death of the Employee, Banks hall promptly take all actions necessary to obtain its share of the Policy death benefit.

     (b) A death benefit in an amount not in excess of $250,000 shall be paid directly by the Insurer to the beneficiary or beneficiaries and in the manner designated by Employee, subject in all respects to the Bank death benefit as herein described. No amount shall be paid as a death benefit to the beneficiary or beneficiaries designated by Employee until Bank or Insurer acknowledges in writing that the full amount due the Bank pursuant to the terms of the Agreement has been paid. The Bank shall have the unqualified right to receive the balance of the death benefit provided under the Policy, or if greater, a minimum death benefit equal to the total amount of its share of the premium paid hereunder (herein referred to as "Net Premiums"), plus an amount that would be equal to accrued interest on Net Premiums compounded annually at four percent (4%). Toward this end, the total death benefit payable under this Policy:

          (i) shall first be applied in satisfaction of the amounts described in column (5)(A) (Premium Payments & use of Funds) of the Illustration;

          (ii) shall next be applied to the death  benefit  described  in column
          (9) (Employee Death Benefit) in an amount equal to the lesser of $250,000 or the remainder of the death benefit payable under the Policy after payment pursuant to paragraph (i) hereof; and

          (iii) shall lastly and to the full extent of the remaining Policy death benefit, if any, be applied to the death benefit described in column (5)(B) (Keyperson Death Benefit) of the Illustration.


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


     The parties hereto agree that the beneficiary designation of the Policy shall conform to the provisions hereof.

     Section 6:

     (a) The Agreement shall terminate upon Employee's death, and payment of proceeds pursuant to Section 5 hereof.

     (b) The Bank's obligation to pay premium payments hereunder shall terminate as of the first occur of the Employee's death, Employee's termination of employment with the Bank, or Employee's attainment of age 65.

     Section 7:

     (a) If Employee ceases to be employed by Bank for whatever reason, Employee has the right to continue to keep the Policy in force either individually or through a subsequent employer, subject to the requirement that the Policy cash value shall not be reduced through loans, premium payment options, or in any manner below the amount needed to repay Bank the Net Premiums paid by it hereunder.

     (b) If Employees ceases to be employed by Bank and continues to keep the Policy in force, termination of this Agreement shall be pursuant to Section 6(a) hereof.

     (c) If Employee ceases to be employed by Bank and does not continue to keep the Policy in force, this Agreement will terminate immediately and Bank shall simultaneously be repaid an amount equal to the Net Premiums paid by Bank and described in column (1) of the Illustration, plus an amount that would be equal to accrued interest on said Net Premiums compounded annually a four percent (4%). Provided, however, that in no event shall Bank be paid an amount greater than the total cash value, as illustrated in column 3 and 8 of the Illustration, as of the date of Employee's termination of employment.

     (d) Notwithstanding whether Employee elects to keep the Policy in force following termination of employment with Bank, if Employee voluntarily terminates employment with Bank within the three year period commencing with execution of the Agreement, Bank shall have the right, in its sole and exclusive discretion (and to be exercised within the ninety (90) day period commencing with Employee's date of termination of employment), to require Employee to pay to Bank a single lump sum payment equal to the all or a portion, determined pursuant to the provisions of subsection (e) hereof, of the total Net Premiums (equal to the sum of the amounts illustrated in column (1) of the Illustration) then paid by Bank, provided such payment shall not exceed an amount equal to then total cash value under the terms of the Policy. Such payment shall be made within the ninety (90) day period following receipt by Employee of written notice of Bank's exercise of its right.


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



     (e) For purposes of subsection (d) hereof, the amount Employee shall repay to Bank shall be determined according to the following schedule.

          (i) If the Employee terminates employment with the Bank within the first year of the Agreement, 100% of the total Net Premiums then paid by Bank;

          (ii) If the Employee terminates employment with the Bank within the second year of the Agreement, 80% of the total Net Premiums then paid by Bank;

          (iii) If the Employee terminates employment with the Bank with the third year of the Agreement, 60% of the total Net Premiums then paid by Bank;


     If the Employee terminates employment with the Bank following the third year of the Agreement, subsection (d) hereof shall not apply.

     Section 8:

     The parties hereto agree that the Agreement shall take precedence over any provisions of the Assignment. Bank agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

     Section 9:

     The Agreement may not be amended, altered or modified except by written instrument signed by both parties hereto, and may not be otherwise terminated except as provided herein.

     Section 10:

     (a) The split-dollar arrangement contemplated herein is an exempt welfare plan under regulations promulgated under Title I of the Employee Retirement Income Security Act of 1974 (herein referred to as "ERISA").

     (b) For purposes of ERISA, Bank will be the "named fiduciary" and "plan administrator" of the split-dollar arrangement contemplated herein, and the Agreement is hereby designated as the written plan instrument.

     (c) Employee, or after Employee's death any beneficiary of his, may file a request for benefits with the plan administrator. If a claim request is wholly or partially denied, the plan administrator shall furnish the claimant a notice of its decision within ninety (90) days in writing, and in a manner to be understood by the claimant, which notice shall contain the following information:


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


          (i) the specific reason or reasons for the denial;

          (ii) specific reference to pertinent plan provisions upon which the denial is based;

          (iii)  a  description  of  any  additional   material  or  information
          necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.

          (iv) an explanation of the plan's claim-review procedure describing the steps to be taken by a claimant who wishes to submit his claim for review.

     (d) A claimant or his authorized representative may, with respect to any denied claim:

          (i) request a review upon written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

          (ii) review pertinent documents; and

          (iii) submit issues and comments in writing.

     Any request or submission will be in writing and will be directed to the plan administrator. The plan administrator will have the sole responsibility for the review of any denied claim and will take all appropriate steps in light of its findings. The plan administrator will render a decision upon review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of request for review. Written notice of any such extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision written in a manner to be understood by the claimant, as well as the specific references of the pertinent provisions of the plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits described above, the claim will be deemed denied on review.

     (11) This Agreement shall be binding upon and inure to the benefit of Bank and its successors and assignees, and upon Employee and his successors, assignees, heirs, executors, administrators and beneficiaries.

     (12) Except as may be preempted by ERISA, this Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Connecticut.

     (13) In the event Employee voluntarily terminates employment with Bank and within twenty-four (24) months of the date of such termination, Employee becomes an officer, director, representative or employee of an entity or a member of a partnership which


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     conducts business in competition with Bank within Litchfield County without
     Bank's written consent, Employee shall transfer ownership of the policy to Bank and forfeit all rights therein. In the event employee shall fail to sign forms necessary pursuant to this paragraph, Bank is hereby appointed agent in fact to sign such forms on Employee's behalf.

     (14) Nothing in this Agreement shall be construed as creating for Employee a right to be retained in the service of Bank, or to interfere with Bank's right to discharge Employee from service with the Bank.

     IN WITNESS WHEREOF, Bank has caused this Agreement to be executed by its officer thereunto duly authorized and Employee has hereunto set his hand and seal, all as of the day and year first above written.

                                       FIRST NATIONAL BANK OF LITCHFIELD


                                       By:   /s/ Ernest W. Clock, Chairman
                                            -------------------------------
                                       Its:



                                       EMPLOYEE



                                        /s/ Jerome  Whalen
                                        -------------------------------
                                        Jerome Whalen



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